UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sybil E. Veenman

On December 15, 2016, the Board of Directors (the “Board”) of the Company appointed Sybil E. Veenman (age 53) to serve as a Class III Director of the Company, effective January 1, 2017, and pursuant to its authority under the Company’s bylaws, increased the size of the Board from eight to nine directors effective January 1, 2017. As a Class III Director, Ms. Veenman shall hold office for a term expiring at the Company’s 2017 annual meeting of stockholders.

Ms. Veenman will be compensated for her service on the Board in accordance with the Company’s compensatory and other arrangements for nonemployee directors, which are described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on October 7, 2016. Ms. Veenman has not been appointed to serve on any committee of the Board.

The Board determined that Ms. Veenman is independent under the rules of The Nasdaq Stock Market as well as applicable rules and regulations adopted by the Securities and Exchange Commission.

On December 16, 2016, the Company issued a press release announcing Ms. Veenman’s appointment to the Board, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press Release dated December 16, 2016 regarding Appointment of Sybil Veenman to the Royal Gold, Inc. Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: December 16, 2016	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary